UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2019

Kewaunee Scientific Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-5286	38-0715562
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 West Front Street Statesville, North Carolina	28677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 704-873-7202

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value	KEQU	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

(a) On June 19, 2019, Kewaunee Scientific Corporation (the “Company”) entered into a Security Agreement (the “Security Agreement”) with Wells Fargo Bank, National Association (the “Bank”), in connection with a waiver letter (the “Letter”) executed by the Bank and the Company on that date. Pursuant to the Security Agreement, the Company has granted a security interest in substantially all of its assets to the Bank in order to secure the Company’s obligations under the Credit and Security Agreement, dated as of May 6, 2013, as amended (the “Credit Agreement”), between the Company and the Bank, as well as any other obligations of the Company to the Bank. In the Letter, the Bank agreed to waive breaches of certain specified financial ratio covenants contained in the Credit Agreement, and the Company agreed to enter into an amendment to the Credit Agreement that will incorporate the terms of the Security Agreement in the Credit Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Effective June 18, 2019, the Company entered into new Change of Control Employment Agreements with each of Thomas D. Hull III (President and Chief Executive Officer), Donald T. Gardner III (Vice President of Finance, Chief Financial Officer, Secretary and Treasurer), Michael D. Rok (Vice President, Manufacturing Operations), Kurt P. Rindoks (Vice President, Product Development and International Sourcing), Elizabeth D. Phillips (Vice President, Human Resources), Ryan S. Noble (Vice President, Sales and Marketing—Americas) and Lisa L. Ryan (Vice President, Construction/Customer Service). The Change of Control Agreements are substantially similar to agreements that were previously in place for each of these officers. In addition to certain minor updating changes, the agreements now have an initial one year term, with that initial term being automatically renewed on a year to year basis unless either party gives notice of termination at least 30 days before the next renewal date.

The foregoing description is qualified in its entirety by reference to the Change of Control Agreements, copies of which are filed as exhibits to this Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Change of Control Employment Agreement dated as of June 18, 2019 between Kewaunee Scientific Corporation and Thomas D. Hull III.

10.2	Change of Control Employment Agreement dated as of June 18, 2019 between Kewaunee Scientific Corporation and Donald T. Gardner III.

10.3	Change of Control Employment Agreement dated as of June 18, 2019 between Kewaunee Scientific Corporation and Michael D. Rok.

Exhibit Number	Description

10.4	Change of Control Employment Agreement dated as of June 18, 2019 between Kewaunee Scientific Corporation and Kurt P. Rindoks.

10.5	Change of Control Employment Agreement dated as of June 18, 2019 between Kewaunee Scientific Corporation and Elizabeth D. Phillips.

10.6	Change of Control Employment Agreement dated as of June 18, 2019 between Kewaunee Scientific Corporation and Ryan S. Noble.

10.7	Change of Control Employment Agreement dated as of June 18, 2019 between Kewaunee Scientific Corporation and Lisa L. Ryan.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)
Kewaunee Scientific Corporation

Date: June 21, 2019	/s/ Thomas D. Hull III
Thomas D. Hull III President
Chief Executive Officer

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